                                                               EXHIBIT 1.1


                           FIRST ALLIANCE CORPORATION

                              3,500,000 Shares/1/


                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   July __, 1996


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

            As Representative of the Several Underwriters

Dear Sirs:

          First Alliance Corporation, a Delaware corporation (the "Company")
                                                                   -------
hereby confirms its agreement with the several underwriters named in Schedule 1
                                                                     ----------
hereto (the "Underwriters"), for whom you have been duly authorized to act as
             ------------
representative (in such capacity, the "Representative"), as set forth below.  If
                                       --------------
you are the only Underwriters, all references herein to the Representative shall be deemed to be to the Underwriters. All references herein to the Company and representations and warranties relating thereto give effect to the merger of a subsidiary of the Company with and into First Alliance Mortgage Company, a California corporation ("FAMCO"), as a result of which FAMCO will become a wholly-owned subsidiary of the Company, which merger shall be consummated on the Firm Closing Date (as defined below). Accordingly, references to the Company herein at all times prior to the Firm Closing Date shall mean FAMCO and reference to the Company on and subsequent to the Firm Closing Date shall be deemed to include the Company and FAMCO and the Company's other subsidiaries.

     1.  Securities.  Subject to the terms and conditions herein contained, the
         ----------
Company proposes to issue and sell to the several Underwriters an aggregate of 3,500,000 shares (the "Firm Securities") of the Company's Class A Common Stock,
                       ---------------
no par value per share ( the "Class A Common Stock").  The Company also proposes
                              --------------------
to issue and sell to the several Underwriters not more than 525,000 additional shares of Class A Common Stock if requested by the Representative as provided in
Section 3 of this Agreement. Any and all shares of Class A Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Option Securities," the Firm Securities and any Option Securities are
     -----------------
collectively

- --------------------

    /1/ Plus an option to purchase from First Alliance Mortgage Company up to 525,000 additional shares to cover over-allotments.

referred to herein as the "Securities."  The Class A Common Stock and Class B
                           ----------
Common Stock of the Company are collectively referred to as the "Common Stock".
                                                                 ------------

     2.  Representations and Warranties of the Company and the Principal
         ---------------------------------------------------------------
Stockholders.
- ------------

         (a) The Company represents and warrants to, and agrees with, each of the several Underwriters that:

               (i) A registration statement on Form S-1 (File No. 333-03633) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended
                      ----------
     (the "Act"), and one or more amendments to such registration statement may
           ---
     have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause
     (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Representative prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration statement shall be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration
                                                       ---------------------
     Statement" means the registration statement initially filed relating to the
     ---------
     Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b)
                                                                    -----------
     Registration Statement" means any registration statement filed with the
     ----------------------
     Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original
                           ----------------------
     Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion filed
      ----------------------
     with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means: (A) if the
                           ----------

     Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements
               ----------
     of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

               (iii) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the

     Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

               (iv) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not result in a material adverse change in the condition (financial or otherwise), management, business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

               (v) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

               (vi) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

               (vii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. At the Firm Closing Date or the Option Closing Date, no holders of outstanding shares of capital stock of the Company will be entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

               (viii) The capital stock of the Company conforms to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (ix) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

               (x) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Capitalization" and "Selected Consolidated Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, in accordance with GAAP on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

               (xi) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

               (xii) The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors or by general equitable principles.

               (xiii) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), to the best of the Company's knowledge, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the

     Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

               (xiv) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws, such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

               (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of its subsidiaries has sustained any loss or interference with their respective businesses or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xvi) The Company has not, directly or indirectly (except for the sale of Securities under this Agreement), (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xvii) None of the Company, its subsidiaries or any employee of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries prohibited by law and no funds of the Company or its subsidiaries have been set aside to be used for any payment prohibited by law.

          (xviii) No Default or Event of Default (as defined in that certain Interim Warehouse and Security Agreement dated as of October 29, 1993, as amended, between Prudential Securities Realty Funding Corporation and the Company), no Events of Servicing Termination or increase in the Reserve Account Required Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Home Equity Trust 1992-1 Home Equity Loan Certificates dated as of January 31, 1992, between the Company and Chemical Bank in its capacity as Master Servicer and in its fiduciary capacity as Trustee), no Events of Servicing Termination or increase in the Reserve Account Required Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Home Equity Trust 1992-2 Home Equity Loan Certificates dated as of October 1, 1992, between the Company and Chemical Bank in its capacity as Master Servicer and in its capacity as Trustee), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1993-2 dated as of August 1, 1993, among the Company, the Company as Servicer and Chemical Bank as Trustee and as Master Servicer), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement dated as of November 1, 1993, relating to First Alliance Mortgage Loan Trust 1993-2 among the Company, the Company as Servicer and Chemical Bank as Trustee and Master Servicer), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1994-1 dated as of February 1, 1994, among the Company, the Company as Servicer and Chemical Bank as Trustee and as Master Servicer), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1994-2 dated as of May 1, 1994 among the Company, the Company as Servicer and Chemical Bank as Trustee and as Master Servicer), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1994-3, dated as of August 1, 1994, among the Company, the Company as Servicer and Bankers Trust Company as Trustee and as Master Servicer), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1994-4 dated as of December 1, 1994, among the Company, the Company as Servicer and Bankers Trust Company of California, N.A. as trustee), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1995-1 dated as of May 1, 1995, among the Company and the Company as Servicer and Bankers Trust Company of California, N.A. as Trustee), no Events of Servicing Termination or increase in the Specified Subordinated Amount (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1995-2 dated as of December 1, 1995, among the Company, the Company as Servicer and Bankers Trust Company of California, N.A. as Trustee), and no event of default (as defined in that certain Pooling and Servicing Agreement relating to First Alliance Mortgage Loan Trust 1996-1, dated March 1, 1996 among the Company and the Company as Servicer,

     Prudential Securities Secured Financing Corporation, as Depositor, and Bankers Trust Company of California, N.A., as Trustee) has occurred and, to the best of the Company's knowledge, there is no event which, with the giving of notice or the passage of time or both, would give rise to such a Default, Event of Default or Events of Servicing Termination or increase in the Specified Subordinated Amount.

               (xix) The description of past securitization transactions effected by the Company, as contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), is true and complete in all material respects and to the Company's best knowledge, no event or series of events has occurred that would result in any of the securities issued in connection with any of such transactions being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its subsidiaries' ability to consummate future securitization transactions upon economic terms consistent with past securitization transactions or otherwise cause the Company and its subsidiaries to suffer any material adverse effect with respect to any past or future securitization transaction (other than any such event or series of events described in the Prospectus, or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus).

               (xx) (a) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess any such item would not have a Material Adverse Effect, and (b) neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxi) The Company is not an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and this transaction will not cause the Company to become an investment company subject to registration under the 1940 Act.

               (xxii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). FAMCO has validly elected to be treated as an S corporation for federal and California income tax purposes since May 1, 1988 and has continued to qualify as an S corporation since that date. FAMCO will remain an S corporation for federal and California tax purposes until termination of such S corporation status immediately prior to the consummation of the sale of the Securities pursuant to this Agreement.

               (xxiii) Except for the shares of capital stock of each of the subsidiaries owned by the Company, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

               (xxiv) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxv) Except as described in the Registration Statement and the Prospectus, no default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected, in any respect that would have a Material Adverse Effect.

               (xxvi) The Company has not distributed and, prior to the later of (A) the Firm Closing Date or any Option Closing Date and (B) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or Term Sheet or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

               (xxvii) Neither the Company nor its subsidiaries own any items of real property other than (A) real property obtained as a result of the exercise of remedies under deeds of trust or mortgages securing loans made in the ordinary course of business by the Company and (B) certain real property located in Palm Springs, California, and each of them has marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not have a Material Adverse Effect on the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxviii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent that could result in a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxix) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decisions, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxx) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxxi) The merger of a subsidiary of the Company with and into FAMCO, in order to effect the reorganization of the Company in Delaware (the "Reorganization Merger"), has been approved by all necessary corporate
           ---------------------
     action on behalf of the Company and FAMCO and the merger agreement and related certificates, in appropriate form to effect the Reorganization Merger, have been filed with the Secretary of State of California in order to permit the Reorganization Merger to become effective at 8:00 A.M., New York City time, on the Firm Closing Date.

          (xxxii) The Company's conversion of its Servicing Portfolio to the newly installed loan servicing software has been substantially completed and the Company has no reason to believe that the reports generated by such software contain any material inaccuracies.

          (xxxiii) The Company has filed all reports required under the Exchange Act with respect to the registration statements filed in connection with the asset securitizations sponsored by the Company.

          (b) [Brian and Sarah Chisick, as Co-Trustees of the Brian and Sarah Chisick Revocable Trust U/A 3-7-79, Brian Chisick as Trustee of The Chisick Trust No. 1 U/D/T 3-30-96, and Brian Chisick as Trustee of The Chisick Trust No. 2 U/D/T 3-30-96], in their capacities as principal stockholders of the Company (the "Principal Stockholders"), represent and warrant to, and agree with each of the several Underwriters that the Registration Statement as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date and as of Option Closing Date does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Any certificate signed by (i) any officer of the Company or (ii) by the Principal Stockholders and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Principal Stockholders, respectively, to each Underwriter, as to the matters covered thereby.

     3.   Purchase, Sale and Delivery of the Securities.
          ---------------------------------------------

          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $____ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more
                                         ----------
certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the aggregate purchase price therefor by wire transfer in same day funds (the "Wired Funds") to the account of the Company. Such delivery of
                -----------
and payment for the Firm Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Suite 1700, Irvine, California, 92714 at 9:30 A.M., New York City time, on ________, 1996, or at such other place, time or date as the Representative and the Company may agree upon or as the Representative may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date."
                                                          -----------------
The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representative at the offices in [New York, New York] of the Company's transfer agent or registrar at least 24 hours prior to the Firm Closing Date.

          (b) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this
Section 3. The option granted hereby may be exercised as to all or any part of the Option

Securities from time to time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representative may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed within 24 hours in writing) to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representative but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon or as the Representative may determine pursuant to
Section 9 hereof, is herein called the "Option Closing Date" with respect to
                                        -------------------
such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph 3(b), to refer to such Option Securities and Option Closing Date, respectively.

          (c) It is understood that you, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

          (d) The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt (by facsimile or otherwise) for the Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wire funds are not returned by the Company to the Underwriters on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest at the Prime Rate as stated in the Wall Street Journal on the date hereof on the amount of such wire funds.

     4.   Offering by the Underwriters.  Upon your authorization of the release
          ----------------------------
of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

     5.   Covenants of the Company.  The Company covenants and agrees with each
          ------------------------
of the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representative shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representative or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide to the Representative copies of each such filing.

          (b) The Company will advise the Representative, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company will arrange for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith
                                --------  -------
the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representative thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (e) The Company will, without charge, provide (i) to the Representative and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and any Rule 462(b) Registration Statement, (ii) to each other Underwriter, a conformed copy of such registration statement and any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representative may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 8:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., New York City time, on such date or (B) 2:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 A.M., New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date. The Company will provide or cause to be provided to each of the Representative, and to each Underwriter that so requests in writing, a copy of each report on Form SR filed by the Company as required by Rule 463 under the Act.

          (f) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M., Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (g) The Company, as soon as practicable, will make generally available to its securityholders and to the Representative a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of
Section 11(a) of the Act and Rule 158 thereunder.

          (h) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

          (i) The Company will not, directly or indirectly, without the prior written consent of the Representative, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement and except for the grant of options to purchase an aggregate of 510,000 shares of Class A Common Stock as disclosed in the Prospectus, issuances pursuant to the exercise of warrants or employee stock options or pursuant to the terms of convertible securities of the Company outstanding on the date hereof.

          (j) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii)(A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (k) The Company will obtain the lockup agreements described in Section 7(j) hereof prior to the Firm Closing Date.

          (l) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, your counsel and counsel to the Company responding to or commenting on such rumor, publication or event.

          (m) The Company will cause the Securities to be duly included for quotation on the Nasdaq National Market prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market following the Firm Closing Date.

          (n) The Company will cause the Reorganization Merger to be effected as of the Firm Closing Date, subject to completion of filing with the State of California.

     6.   Expenses.  The Company will pay all costs and expenses incident to the
          --------
performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities and (vii) any quotation of the Securities on the Nasdaq National Market. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Representative upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     7.   Conditions of the Underwriters' Obligations.  The obligations of the
          -------------------------------------------
several Underwriters to purchase and pay for the Firm Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

          (a) If the Original Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of (i) 11:00 A.M., New York City time, on the date on which the amendment to the Registration Statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission, and (ii) the time confirmations are sent or given as specified by Rule 462(b) or, with respect to the Original Registration Statement, such later time and date as shall have been consented to by the Representative; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) The Representative shall have received an opinion, dated the Firm Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

               (i) the Company and each of its U.S. subsidiaries listed in

     Schedule 2 hereto (the "Subsidiaries") have been duly organized and are
     ----------              ------------
     validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not or would not have a Material Adverse Effect;

               (ii) the Company and each of the Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

               (iii) the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any perfected security interests that have been in existence for at least 21 days preceding the date of such opinion or, to the best knowledge of such counsel, any other security interests, liens, encumbrances or claims;

               (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, to the best knowledge of such counsel, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Firm Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; to the best knowledge of such counsel, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities; and, to the best knowledge of such counsel, no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

               (v) the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the heading "Business--Governmental Regulation" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings in all material respects;

               (vi) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

               (vii) to the best knowledge of such counsel, (A) no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

               (viii) to the knowledge of such counsel, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; and (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus);

               (ix) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and by the NASD, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of the Subsidiaries, or, so far as it is known to such counsel, any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator having jurisdiction over the Company or any of the Subsidiaries, in each case, where such conflict, breach, violation or default would have a Material Adverse Effect;

               (x) the Registration Statement is effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and, to such counsel's best knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

               (xi) the Registration Statement originally filed with respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

               (xii) if the Company elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A);

               (xiii) the Company is not, and the transactions contemplated by this Agreement will not cause the Company to become, an investment company subject to registration under the 1940 Act;

               (xiv) the specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the Delaware General Corporation Law; and

               (xv) the execution and delivery of the merger agreement effecting the Reorganization Merger have been duly authorized by all necessary corporate action on the part of the Company and FAMCO; the Reorganization Merger has been consummated and is effective in accordance with California law subject only to confirmation of the acceptance of the filing of the merger agreement and related certificates by the State of California.

Such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except such counsel need express no view as to the financial statements and notes thereto, schedules and reports thereon, and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem(s) proper, on certificates of responsible officers of the Company and public officials and opinions of such other counsel as are reasonably acceptable to the Representative.

          References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

          (c) [The Company] shall have received an opinion dated the Firm Closing Date from Doss, Cavett and Page in form and substance satisfactory to the Representative.

          (d) The Representative shall have received from Arter & Hadden LLC an opinion dated the Firm Closing Date to the effect that the description of past securitization transactions effected by the Company (other than the financial data as to which such counsel need express no opinion), as contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), is true and complete in all material respects.

          (e) [The Company] shall have received from Deloitte & Touche LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representative, to the effect that:

               (i) they are independent accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder;

               (ii) in their opinion, the audited consolidated financial statements examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
     (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or total debt of the Company and its consolidated subsidiaries or any decreases in net current assets or stockholders' equity of the Company and its consolidated subsidiaries, in each case compared with amounts shown on the December 31, 1995 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 1996 to such specified date there any decreases, as compared with $58,880,000, $30,542,000, $1.39 in total revenues, net income or pro forma net income per share, respectively, of the Company and its consolidated subsidiaries, except in all instances for changes, decreases or increases set forth in such letter; and

               (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

          In the event that the letters referred to above set forth any such changes, decreases or increases which, in the reasonable discretion of the Representative, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary.

          References to the Registration Statement and the Prospectus in this paragraph (e) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (f) [The Company] shall have received from Deloitte & Touche LLP a certificate, dated the Firm Closing Date, in form and substance satisfactory to the Representative, to the effect that, in their opinion, the Company has been an S corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, and comparable laws of the State of California since May 1, 1988 until termination of such S corporation status immediately prior to the consummation of the sale of Securities pursuant to this Agreement.

          (g) The Representative shall have received a certificate, dated the Firm Closing Date, of Brian Chisick and Mark K. Mason in their capacities as the principal executive officer and the principal financial or accounting officer, respectively, of the Company to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

               (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained any loss or interference with their respective businesses or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (h) The Representative shall have received a certificate, dated the Firm Closing Date (or the Option Closing Date, as the case may be), of the Principal Stockholders, to the effect that (i) the Registration Statement, as amended as of the Firm Closing Date (or the Option Closing Date, as the case may be), does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date (or the Option Closing Date, as the case may be), does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) The Representative shall have received from each person who is a
director or officer of the Company or who owns more than [       ] shares of
Common Stock (as calculated on the Firm Closing Date) an agreement to the effect that such person will not, except to the extent otherwise specifically permitted by the terms of each such person's agreement, directly or indirectly, without the prior written consent of the Representative, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement; provided, however, that Mark K. Mason shall not be prohibited after
           --------  -------

December 29, 1996 from selling up to [29,025] shares of Class B Common Stock, solely in order to pay applicable federal and state income taxes relating to his shares of Class B Common Stock.

          (j) On or before the Firm Closing Date, the Representative and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          (k) Prior to the commencement of the offering of the Securities, the Securities shall have been included for trading on the Nasdaq National Market.

          (l) The Representative shall have received an opinion, dated the Firm Closing Date, of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and Prospectus, and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (m) The charter of First Alliance Securities Corporation, a ____________ corporation, shall have been amended so that the name of such corporation contains no reference to "First Alliance."

          All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and counsel for the Underwriters. The Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representative and counsel for the Underwriters shall reasonably request.

          The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) Except with respect to any losses, claims, damages or liabilities arising out of or based upon untrue statements, alleged untrue statements, omissions or alleged omissions made exclusively by the Company or upon Section 8(a)(i) of this Agreement, which shall apply only to the Company, the Company and the Principal Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses,
                                       ------------
claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement made by the Company in Section 2(a) of this Agreement,

               (ii) any untrue statement or alleged untrue statement made by the Principal Stockholders in Section 2(b) of this Agreement,

               (iii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company or Principal Stockholders filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"),
      -----------

               (iv) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films, tape recordings, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and Principal
                             --------  -------
Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; and provided, further, that neither the Company
                                  --------  -------
nor any of the Principal Stockholders will be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) and (e) of this Agreement. This indemnity agreement will be in addition to any liability that the Company and Principal Stockholders may otherwise have. Neither the Company nor Principal Stockholders will, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, Principal Stockholders and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer of the Company, Principal Stockholders or controlling person of the Company or Principal Stockholders may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or Principal Stockholders in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both
       --------  -------
the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded or shall have been advised by its counsel that there may be one or more legal defenses available to it and/or other indemnified parties that conflict with those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or
(ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Principal Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Principal Stockholders or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, Principal Stockholders and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Representative's Agreement Among Underwriters. For the purposes of this paragraph 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Principal Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or Principal Stockholders, as the case may be.

          (e) In making a claim for indemnification under this Section 8, the indemnified parties may proceed against either (i) both the Company and the Principal Stockholders jointly or (ii) the Company only, but may not proceed solely against the Principal Stockholders. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a settlement or judgment from a trial court (the "First Judgment") then, as a precondition to any indemnified party obtaining indemnification or contribution from the Principal Stockholders, the indemnified parties shall first obtain a judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and the Principal Stockholders and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. The indemnified parties may seek a Final Judgment either through a cross- or counter-claim in the action which results in the First Judgment, or they may bring a subsequent, separate action against the Company and the Principal Stockholders for indemnification. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Principal Stockholders (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise).
The indemnified party or parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from the Principal Stockholders without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified party or parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (i) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.

          (f) Notwithstanding any other provision of this Agreement, the aggregate liability of the Principal Stockholders under this Agreement, including this Section 8 hereof, shall not exceed the sum of Fifteen Million Dollars ($15,000,000).

     9.   Default of Underwriters.  If one or more Underwriters default in their
          -----------------------
obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, then the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option

Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     10.  Survival.  The respective representations, warranties, agreements,
          --------
covenants, indemnities and other statements of the Company, its officers, Principal Stockholders and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, Principal Stockholders, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11.  Termination.
          -----------

          (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representative by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company or the Principal Stockholders shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or, with respect to the Company, such Option Closing Date, respectively,

               (i) the Company or any of its subsidiaries shall have, in the sole judgment of the Representative, sustained any loss or interference with their respective businesses or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any event, circumstance of development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

               (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities; or

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

     12.  Information Supplied by Underwriters.  The statements set forth in (i)
          ------------------------------------
the last paragraph on the front cover page, (ii) under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus and (iii) on page 2 in any Preliminary Prospectus or the Prospectus pertaining to stabilization (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representative to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

     13.  Notices.  All communications hereunder shall be in writing and, if
          -------
sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: _________________; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 17305 Von Karman Avenue, Irvine, California 92714,
Attention: Chief Executive Officer; and if sent to Principal Stockholders, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Principal Stockholders at 17305 Von Karman Avenue, Irvine, California 92714, Attention: Chief Executive Officer.

     14.  Successors.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the several Underwriters, the Company, Principal Stockholders and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and Principal Stockholders contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in
Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, Principal Stockholders and any person or persons who control the Company or Principal Stockholders within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

     15.  Applicable Law.  The validity and interpretation of this Agreement,
          --------------
and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any provisions relating to conflicts of laws.

     16.  Consent to Jurisdiction and Service of Process.  All judicial
          ----------------------------------------------
proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, the Company and Principal Stockholders each accepts for itself and in connection with their respective properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. Principal Stockholders designate and appoint Brian Chisick, and the Company designates and appoints Mark K. Mason and such other persons as may hereafter be selected by the Company or Principal Stockholders irrevocably agreeing in writing to so serve, as their respective agents to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company and Principal Stockholders to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company and/or Principal Stockholders at their respective addresses provided in Section 13 hereof;

provided, however, that, unless otherwise provided by applicable law, any
- --------  -------
failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company or Principal Stockholders refuses to accept service, the Company and Principal Stockholders each hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company or Principal Stockholders in the State of California may be made by registered or certified mail, return receipt requested, to the Company and/or Principal Stockholders, as applicable, at their respective addresses provided in Section 13 hereof, and Principal Stockholders and the Company each hereby acknowledge that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company and Principal Stockholders in the courts of any other jurisdiction.

     17.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.

                              Very truly yours,

                              FIRST ALLIANCE CORPORATION

                              By
                                    -------------------------------
                                    Brian Chisick
                                    Chief Executive Officer

                              FIRST ALLIANCE MORTGAGE COMPANY

                              By
                                    -------------------------------
                                    Brian Chisick
                                    Chief Executive Officer


                         Principal Stockholders


                         BRIAN AND SARAH CHISICK REVOCABLE TRUST
                         U/A 3-7-79

                         By:
                            ---------------------------------------
                              Brian Chisick
                              Co-Trustee

                         By:
                            ---------------------------------------
                              Sarah Chisick
                              Co-Trustee


                         THE CHISICK TRUST NO. 1 U/D/T 3-30-96

                         By:
                            ---------------------------------------
                              Brian Chisick
                              Trustee


                         THE CHISICK TRUST NO. 2 U/D/T 3-30-96

                         By:
                            ---------------------------------------
                              Brian Chisick
                              Trustee

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:


By:
     ---------------------------
     Name:
     Title:

For itself and as the Representative.

                                   Schedule 1

                                  UNDERWRITERS


                                           Number of Firm Securities to be
Underwriting                               Purchased
- ------------                               ---------

Friedman, Billings, Ramsey & Co., Inc...                         --------





















Total...................................                        3,500,000
                                                            =============

                                   Schedule 2

                                  SUBSIDIARIES


Name                                     Jurisdiction of Incorporation
- ----                                     -----------------------------


[                       ]                UK